EXHIBIT 99
June 26, 2017

Sonoco to Acquire Clear Lam Packaging, Inc.
Builds on ‘Perimeter of the Store’ Growth Strategy;
Expands Company into High Barrier Flexible and Forming Films Capability

HARTSVILLE, S.C., U.S. - Sonoco (NYSE: SON), one of the largest diversified global packaging companies, today announced it has signed a definitive agreement to acquire 100 percent of the stock of Clear Lam Packaging, Inc., a family-held developer and manufacturer of flexible and forming plastic packaging films for approximately $170 million in cash. The transaction is subject to normal regulatory review and is expected to close in the third quarter of 2017.

Founded in 1969, the Elk Grove Village, Ill.-based company is projecting 2017 sales of approximately $140 million and operates state-of-the-art manufacturing facilities in Elk Grove Village and Nanjing, China, with nearly 400 employees. Clear Lam is a technology leader in the development, production and conversion of high barrier flexible and forming films used to package a variety of products for consumer packaged goods companies, retailers and other industrial manufacturers, with a focus on structures used for perishable foods. Clear Lam serves markets including condiments, dairy, meats and cheese, produce, confection, fresh and prepared foods, nuts and snacks, food service and personal care.

According to Jack Sanders, Sonoco president and chief executive officer, the acquisition of Clear Lam will further build on Sonoco’s strategy of expanding its global Flexible Packaging and Thermoforming Plastics operations to provide offerings serving the fast-growing perimeter of grocery and retail food stores.

“The addition of Clear Lam will significantly expand our Flexible Packaging and Thermoforming Plastics operations as we will be able to develop, produce and convert high barrier flexible and forming film structures to package fresh and prepared food products purchased in the growing store perimeter,” said Sanders. “As an example, Clear Lam complements our recent acquisition of Peninsula Packaging’s thermoforming operations by being able to produce barrier flexible film lidding that extends shelf life, is resealable and provides a complete packaging solution to our fresh fruit and vegetable customers.”

Concerning the acquisition, Clear Lam Packaging President James Sanfilippo said, “We are excited to become part of the Sonoco family. I see the two companies with similar cultures, focused on building strong relationships with employees, customers and suppliers. Innovation has always been a driving force within Clear Lam and Sonoco, and it will continue to be a foundation for further growth.”

Sonoco Executive Vice President and Chief Operating Officer Rob Tiede said the addition of Clear Lam provides significant technology advantages as well as being able to drive synergies through the internalization of materials for Sonoco’s existing flexible and thermoforming customers.

“What attracted us to Clear Lam was its reputation for driving high-barrier film packaging innovations to meet changing consumer needs. We’re especially interested in opportunities to leverage their expertise in modified atmosphere packaging, which comes from a strong base of material science knowledge when it comes to films, additives and adhesives,” said Tiede. “Additionally, in recent years, Clear Lam has developed new portion control condiment packaging, peel-reseal films for fresh fruits and vegetables, forming films for healthy yogurts, lidding films for fresh guacamole, special drinking pouch films and several new packaging films that expand shelf life.”

Rothschild & Co. acted as exclusive financial advisor to Clear Lam on this transaction.

About Sonoco
Founded in 1899, Hartsville, S.C.-based Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized net sales of $4.8 billion, the Company has 20,000 employees working in more than 300 operations in 33 countries, serving some of the world’s best known brands in some 85 nations. For more information on the Company, visit our website at www.sonoco.com.

About Clear Lam Packaging, Inc.
Clear Lam is a leading developer, manufacturer and converter of innovative flexible and forming film packaging materials used with fresh and processed foods, personal health care products, electronics, household products and industrial products. The company has manufacturing facilities in Elk Grove Village, Ill., and Nanjing, China, and has approximately 400 associates. Clear Lam produces a variety of innovative, multi-layer printed films and rigid roll-stock products for consumer packaged goods companies, retailers and other industrial manufacturers, while developing technologies and structures that minimize impact on the environment. For more information on the company visit www.clearlam.com.

Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “commitment,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “re-envision, ” “assume,” “will,” “would,” “can,” “could,” “may,” “might,” “aspires,” “potential,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding: availability and supply of raw materials, and offsetting high raw material costs; improved productivity and cost containment; improving margins and leveraging strong cash flow and financial position; effects of acquisitions and dispositions; realization of synergies resulting from acquisitions; costs, timing and effects of restructuring activities; adequacy and anticipated amounts and uses of cash flows; expected amounts of capital spending; refinancing and repayment of debt; financial strategies and the results expected of them; financial results for future periods; producing improvements in earnings; profitable sales growth and rates of growth; market leadership; research and development spending; extent of, and adequacy of provisions for, environmental liabilities; adequacy of income tax provisions, realization of deferred tax assets, outcomes of uncertain tax issues and tax rates; goodwill impairment charges and fair values of reporting units; future asset impairment charges and fair values of assets; anticipated contributions to pension and postretirement benefit plans, fair values of plan assets, long-term rates of return on plan assets, and projected benefit obligations and payments; creation of long-term value and returns for shareholders; continued payment of dividends; and planned stock repurchases.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation:

•
availability and pricing of raw materials, energy and transportation, and the Company's ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks;

•	costs of labor;

•	work stoppages due to labor disputes;

•	success of new product development, introduction and sales;

•	consumer demand for products and changing consumer preferences;

•	ability to be the low-cost global leader in customer-preferred packaging solutions within targeted segments;

•	competitive pressures, including new product development, industry overcapacity, and changes in competitors’ pricing for products;

•	ability to maintain or increase productivity levels, contain or reduce costs, and maintain positive price/cost relationships;

•	ability to negotiate or retain contracts with customers, including in segments with concentration of sales volume;

•	ability to improve margins and leverage cash flows and financial position;

•	continued strength of our paperboard-based tubes and cores and composite can operations;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing businesses on operating results;

•	ability to maintain innovative technological market leadership and a reputation for quality;

•	ability to profitably maintain and grow existing domestic and international business and market share;

•	ability to expand geographically and win profitable new business;

•	ability to identify and successfully close suitable acquisitions at the levels needed to meet growth targets, and successfully integrate newly acquired businesses into the Company’s operations;

•	the costs, timing and results of restructuring activities;

•	availability of credit to us, our customers and suppliers in needed amounts and on reasonable terms;

•	effects of our indebtedness on our cash flow and business activities;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	accuracy of assumptions underlying projections of benefit plan obligations and payments, valuation of plan assets, and projections of long-term rates of return;

•	cost of employee and retiree medical, health and life insurance benefits;

•	resolution of income tax contingencies;

•	foreign currency exchange rate fluctuations, interest rate and commodity price risk and the effectiveness of related hedges;

•	changes in U.S. and foreign tax rates, and tax laws, regulations and interpretations thereof;

•	accuracy in valuation of deferred tax assets;

•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•	accuracy of assumptions underlying fair value measurements, accuracy of management’s assessments of fair value and fluctuations in fair value;

•	liability for and anticipated costs of environmental remediation actions;

•	effects of environmental laws and regulations;

•	operational disruptions at our major facilities;

•	failure or disruptions in our information technologies;

•	loss of consumer or investor confidence;

•	ability to protect our intellectual property rights;

•	actions of domestic or foreign government agencies and changes in laws and regulations affecting the Company;

•	international, national and local economic and market conditions and levels of unemployment; and

•	economic disruptions resulting from terrorist activities and natural disasters.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, www.sec.gov, and from the Company’s investor relations department and the Company’s website, www.sonoco.com.

References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.

For Sonoco Investor and Media Inquiries Contact:                    Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

For Clear Lam Inquiries Contact:                            James Sanfilipo
+847-439-8570
info@clearlam.com

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